Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement (Form S-8 No. 333-            ) and related Prospectus pertaining to the Palm Harbor Homes, Inc. 2009 Stock Incentive Plan and to the incorporation by reference therein of our report dated June 9, 2009 (except for the effects of the adoption of FSP APB 14-1 discussed in Note 1 and the paragraphs included in Note 1 under the heading “Fiscal 2010 Subsequent Events,” as to which the date is March 18, 2010), with respect to the consolidated financial statements and schedule of Palm Harbor Homes, Inc. included in its Current Report (Form 8-K) dated March 18, 2010, filed with the Securities and Exchange Commission, and our report dated June 9, 2009, with respect to the effectiveness of internal control over financial reporting of Palm Harbor Homes, Inc. as of March 27, 2009 included in Palm Harbor Homes, Inc.’s Annual Report (Form 10-K) for the fiscal year ended March 27, 2009, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

April 1, 2010